Exhibit 10.7d

                                                                    CONFIDENTIAL

                            -------------------------

                           PLAYBOY TV - LATIN AMERICA

            AMENDED AND RESTATED PROGRAM SUPPLY AND TRADEMARK LICENSE
                                    AGREEMENT

                            -------------------------


                                     Between

                        PLAYBOY ENTERTAINMENT GROUP, INC.

                                   as Licensor

                                       and

                         PLAYBOY TV - LATIN AMERICA, LLC

                                   as Company


                                November 10, 2006

                                Table of Contents

                                                                            Page

1.    DEFINITIONS..............................................................1

2.    GRANT OF PROGRAM LICENSE.................................................8

      2.1.  Grant..............................................................8
      2.2.  Approved Uses of Licensed Programming.............................11
      2.3.  Company Produced Programming......................................13
      2.4.  Licensor Option to Purchase.......................................13
      2.5.  Licensor Ownership................................................14
      2.6.  Use Rights........................................................15
      2.7.  Services Provided by Licensor.....................................15

3.    TRADEMARK LICENSE AND QUALITY CONTROL...................................15

      3.1.  Grant of Exclusive License........................................15
      3.2.  All Other Rights Retained by Licensor.............................17
      3.3.  Restriction on Sub-Licensing......................................17
      3.4.  Duration of License...............................................17
      3.5.  Company's Right of First Negotiation..............................17
      3.6.  Restriction on Scope of Services..................................18
      3.7.  Restrictions on Modifications of Trademarks.......................18
      3.8.  License of Additional Trademarks..................................18
      3.9.  Quality Control...................................................19
      3.10. Title and Protection of the Licensor Trademarks; Use of the
              Licensor Trademarks.............................................20
      3.11. Form..............................................................21
      3.12. Maintenance of Distinctive Quality of Licensor Trademarks.........21
      3.13. Advertising and Publicity.........................................21
      3.14. Ownership of the Licensor Trademarks..............................22
      3.15. Infringements.....................................................22

4.    LICENSE TERM AND MEDIA HOLDBACKS........................................23

      4.1.  License Term......................................................23
      4.2.  No Home Video Rights..............................................23
      4.3.  Other Home Video Rights...........................................23

5.    CENSORSHIP; WITHDRAWAL OF PROGRAMS......................................24

      5.1.  Censorship........................................................24
      5.2.  Withdrawal of Programs............................................24
      5.3.  Advertising.......................................................24

6.    DELIVERY AND RETURN.....................................................25

      6.1.  Access and Delivery Items.........................................25


                                      (i)

      6.2.  Title to Delivery Materials.......................................25

7.    PROGRAM AND TRADEMARK LICENSE FEES; OTHER FEES..........................25

      7.1.  Due and Payable...................................................26
      7.2.  Wire Transfers....................................................26
      7.3.  Late Payment......................................................26
      7.4.  Restricted Funds..................................................27
      7.5.  Currency..........................................................27
      7.6.  Maintenance of Records and Audit Rights...........................27
      7.7.  Distribution Fee..................................................28
      7.8.  Licensor Distribution In Belize...................................29

8.    INDEMNITIES.............................................................29

      8.1.  Representations and Warranties....................................29
      8.2.  Indemnification...................................................30
      8.3.  Musical Compositions..............................................31
      8.4.  Procedure.........................................................31

9.    TERMINATION.............................................................31

      9.1.  Expiration of Term................................................31
      9.2.  Renewal...........................................................31
      9.3.  Early Termination on Breach.......................................32
      9.4.  Inadvertent Breach................................................32
      9.5.  Cross Default.....................................................32
      9.6.  Dissolution of Company............................................32

10.   EFFECTS OF TERMINATION..................................................33

      10.1. Survival of Obligations...........................................33
      10.2. Termination of Rights.............................................33
      10.3. Further Assurances................................................33

11.   EQUITABLE RELIEF........................................................33

12.   DISPUTE RESOLUTION......................................................33

      12.1. IP-Validity Dispute...............................................33
      12.2. Dispute, Notice and Response......................................34
      12.3. Arbitration.......................................................34
      12.4. Number of Arbitrators.............................................34
      12.5. Hearing...........................................................35
      12.6. Jurisdiction......................................................35
      12.7. Enforceability....................................................35

13.   MISCELLANEOUS...........................................................35

      13.1. Force Majeure.....................................................35


                                      (ii)

      13.2.  Binding Effect; No Assignment....................................36
      13.3.  Invalidity.......................................................36
      13.4.  Waivers, Remedies Cumulative, Amendments, etc....................36
      13.5.  Notices..........................................................36
      13.6.  Governing Law....................................................38
      13.7.  Entire Agreement.................................................38
      13.8.  Rules of Construction............................................38
      13.9.  Counterparts.....................................................38
      13.10. Relationship Between the Parties.................................38
      13.11. Time Is of the Essence...........................................38


SCHEDULES
---------

Schedule 2 1(a)   Existing Library

Schedule 2 1(b)   2001 PTVLA New Programming Schedule

Schedule 3 1      Licensor Trademarks

Schedule 6 1      Delivery Materials


                                     (iii)

      THIS AMENDED AND RESTATED PROGRAM SUPPLY AND TRADEMARK LICENSE AGREEMENT (this "Agreement") is entered into on November 10, 2006, between Playboy Entertainment Group, Inc., a Delaware corporation ("PEGI"), and Playboy TV-Latin America, LLC, a California limited liability company (including its subsidiaries, collectively the "Company").

                                    RECITALS

      WHEREAS, the Company is the owner and operator of the Company Service (as defined below);

      WHEREAS, Licensor (as defined below) is the owner of certain rights in and to certain television programs, movies and other content as described herein;

      WHEREAS, the Company licenses from Licensor on the terms and conditions set forth in this Agreement certain television programs, movies and other content for use on the Company Service and the Licensor Trademarks (as defined below).

      WHEREAS, the parties entered into that certain Program Supply and Trademark License Agreement as of December 31, 2002 and effective as of April 1, 2002 as amended by that First Amendment to Program Supply and Trademark License Agreement for Playboy-TV-Latin America, LLC as of June 17, 2004 and effective as of January 1, 2004 (as so amended, the "Original Agreement").

      WHEREAS, the parties desire to amend the Original Agreement in order to, among other things, (i) extend the term of the Original Agreement for an additional ten (10) years and (ii) provide a license to the Company including its subsidiaries, the Playboy Lifestyle Companies (as defined below) for the use of Licensor Trademarks and Licensed Programming in connection with the Playboy Lifestyle Business (as defined below), each as more fully set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original Agreement in its entirety as follows:

      1. DEFINITIONS.

      In this Agreement (including the Recitals hereto) the following terms will have the following meanings unless otherwise stated:

      "AAA" has the meaning set forth in Section 12.3.

      "Acquired Movie" means a program acquired by Licensor (or any of its Affiliates) from a third party that is at least 60 minutes in length and represents an edited or unedited version of an adult film (i.e., a film which contains actual sex acts).

      "Adult-Oriented" means, with respect to a Channel or program, that such Channel or program features content that is comparable to or more explicit than the content that is exhibited on the Channels in the Territory as of the date of this Agreement; it being understood that content that would be rated no more restrictively than "R" by the Motion Picture Association of America as such rating standards are currently in effect is not "Adult-Oriented" content.

      "Affiliate" means any Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the specified Person. For purposes of the foregoing, "control" (and "controlled" and "controlling," respectively), as used in the immediately preceding sentence, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the specified Person (whether by the holding of shares or other equity interests, the possession of voting or contract rights or otherwise). Notwithstanding the foregoing, the Company will not be deemed an Affiliate of Licensor.

      "After Tax Basis" means a basis such that any payment (the "Original Payment") received or deemed to have been received by a Person (the "Recipient") will be supplemented by a further payment to the Recipient so that the sum of the two payments will equal the Original Payment, after taking into account (x) all taxes that would result from the receipt or accrual of such payments, if legally required, and (y) any reduction in taxes that would result from the deduction of the expense indemnified against, if legally permissible. In the event that the expense indemnified against is used to reduce taxes by way of amortization or depreciation, payments made on an After Tax Basis will be refunded in each taxable year of the recipient in which such expense is deductible in an amount equal to the sum of (i) the tax savings attributable to such deduction plus (ii) any reduction in taxes that would result from the deduction of any amounts described in clause (i) as increased hereby. All payments hereunder will be calculated on the assumptions that the recipient was subject to tax at the highest marginal rates of tax applicable to such class of taxpayer and that it could benefit from the deduction of any expense at such rate of tax. In the event that a taxing authority will treat any indemnification payment as not includible in gross income or disallow any deduction taken into account hereunder, the indemnification will be recomputed and further payments or refunds made.

      "Agreement" has the meaning set forth in the introductory paragraph.

      "Alta Loma Program" has the meaning set forth in Section 2.1(g).

      "Amended   Distribution   Agreement"   means  the  Amended  and   Restated
Distribution Agreement, dated the date hereof, between PEGI and the Company.

      "Basic Cable" has the meaning currently or hereafter commonly understood in the television industry, but will also include for all purposes of this Agreement any broadcast or other transmission (whether by satellite or otherwise) to television sets or other television devices, now or hereafter known, of a program service (other than any free television terrestrial broadcast station) (a) that is included as part of a package of program services for which members of the public pay a periodic fee for the right to receive such package of program services, and (b) for which program service a separate fee is not generally charged for the right to receive the particular service in question.

      "Blocked Funds" has the meaning set forth in Section 7.4.

      "Branded" means a television service or Program where Licensor's or any Licensor Affiliate's name or trademarks currently existing or hereafter created by Licensor or its Affiliates are used in connection, or closely associated, with such television service or Program, or any related advertising.

      "Branded Channels" means the PTVLA Channels, the Playboy Lifestyle Channel and the Spice Channels.

      "Branded  Company  Originated  Marks" has the meaning set forth in Section
3.7.

      "Branded Format Programming" has the meaning set forth in Section 2.1(f).

      "Caribbean Basin" means the following territories: Anguilla, Antigua and Barbuda, Aruba, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Haiti, Jamaica, Montserrat, St. Kitts & Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad and Tobago, and the Turks and Caicos Islands.

      "Channel" has the meaning set forth in the Company Operating Agreement.

      "Company" has the meaning set forth in the introductory paragraph.

      "Company Format Programming" has the meaning set forth in Section 2.3(c).

      "Company  Guaranteed  Minimum  License  Fee" has the  meaning set forth in
Section 7.

      "Company Indemnified Parties" has the meaning set forth in Section 8.2(a).

      "Company Operating Agreement" means the Third Amended and Restated Operating Agreement, dated the date hereof, between PEGI and Lifford relating to the formation and governance of the Company, as amended from time to time.

      "Company  Produced  Programming"  has the  meaning  set  forth in  Section
2.3(a).

      "Company Produced Programming Budget" has the meaning set forth in Section
6.2.1 of the Company Operating Agreement.

      "Company Service" means Playboy TV-Latin America, the television service which includes the PTVLA Channels, the Spice Channels, the Venus Channel, the Playboy Lifestyle Programming Services, the G-Channel and any other television program or channel operated by the Company or any of its subsidiaries from time to time in accordance with this Agreement and the Company Operating Agreement and any other permitted activity contemplated herein or therein.

      "CPI" means the Consumer Price Index for all Urban Consumers as released by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics, U.S. Department of Labor (i) substantially revises the methodology (in contrast to benchmark adjustments or other corrections of previously published data), (ii) discontinues publication of any of the data referred to above or (iii) temporarily discontinues publication of any of the data referred to above, the parties shall select a substitute for the revised or discontinued data, in order to provide substitute data to lead to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data as it may have fluctuated had it not been revised or discontinued.

      "Customer Service and Shipping Department" means Licensor's department, formerly known as the traffic department, that processes all requests made to Licensor and its Affiliates for duplication and shipment of Delivery Materials and marketing materials.

      "Delivery Materials" means the materials set forth on Schedule 6.1.

      "DirectTV Latin America, LLC" means the satellite DTH pay TV service, and its successors and assignees.

      "Dispute" has the meaning set forth in Section 12.2.

      "Existing Library" means any program or movie to which Licensor (or its Affiliates) owns or has obtained the rights to in the Media in the Territory as of March 31, 2002 each of which is set forth on Schedule 2.1(a) hereto.

      "Fiscal  Year"  has  the  meaning  set  forth  in  the  Company  Operating
Agreement.

      "Force Majeure" has the meaning set forth in Section 13.1.

      "Format Rights" has the meaning set forth in Section 2.1(f).

      "G-Channel" has the meaning set forth in the Company Operating Agreement.

      "Home Video Rights" has the meaning set forth in Section 4.2.

      "Hot  Brands"  means those  trademarks  listed  under "Hot  Trademark"  on
Schedule 3.1 attached hereto.

      "IP - Validity Dispute" has the meaning set forth in Section 12.1.

      "License Fees" has the meaning set forth in Section 7.

      "Licensed Programming" means collectively, the Existing Library, the New Programs, the Acquired Movies, Playboy Branded Format Programming, the Alta Loma Programs (subject to Section 2.1(g)), Wallpaper and any other Programs which may be made available to the Company hereunder.

      "Licensor" means PEGI and any of its Affiliates that hold any of the rights licensed hereunder or which may provide services hereunder, or such successor or assignee as may be permitted herein.

      "Licensor Additional Marks" has the meaning set forth in Section 3.8.

      "Licensor  Indemnified  Parties"  has the  meaning  set  forth in  Section
      8.2(b).

      "Licensor Trademarks" means the trademarks and the registrations or pending registrations therefor, as listed under such heading in Schedule 3.1 hereto, owned by Licensor or to which Licensor has all necessary rights to grant the license as set forth herein, and the Licensor Additional Marks.

      "Lifestyle Oriented" means, with respect to content, Programs or advertising supported Channels, such content, Program, or advertising supported Channel, that is primarily focused on themes associated with the attitudes and values of a group of persons or social classification, including without limitation, habits of consumption, dress, recreation and way of living; it being understood that Lifestyle Oriented content does not include "Adult-Oriented" content.

      "Lifford" means Lifford International Co. Ltd., an International Business Company incorporated under the laws of the British Virgin Islands, a party to the Company Operating Agreement and a member of the Company.

      "Localized Licensed Programming" has the meaning set forth in Section 2.2(e).

      "Losses" has the meaning set forth in Section 8.2(a).

      "Management Committee" has the meaning set forth in the Company Operating Agreement.

      "Media" means all forms of linear and nonlinear television exhibition, transmission and distribution whether now existing or developed in the future and whether on a subscription, pay-per-view, video-on-demand or free basis, including but not limited to the following: (i) conventional VHF or UHF television broadcast, (ii) Basic Cable and pay cable, (iii) "over the air pay" subscription television (STV), (iv) direct broadcasting by satellite (DBS), (v) master antenna television systems (MATV), (vi) multipoint distribution services
(MDS), (vii) multichannel multipoint distribution services (MMDS), (viii) satellite master antenna television systems (SMATV), (ix) microwave transmission and (x) IP television encrypted to a set top box. Solely with respect to the Playboy Lifestyle Business (other than the Playboy Lifestyle Channel), Media shall include the Playboy Lifestyle Media as defined below. Notwithstanding the foregoing, except as provided herein, in the Program Supply Agreement or any Related Documents, Media shall exclude Streaming.

      "Member" has the meaning set forth in the Company Operating Agreement.

      "Net Revenue" shall have the meaning set forth in Section 7.

      "New Programs" means television programs or movies that are similar in content, style, mix and budget to the Existing Library, that are not included in the Existing Library which are acquired or produced by Licensor after March 31, 2002. Compilations of Programs previously provided to the Company shall be considered New Programs if such compilations are prepared in a manner consistent with Licensor's activities in 2001 and the number of such compilations provided hereunder shall be consistent with the number produced in 2001. In the event Licensor obtains the rights in the Media in the Territory to a television program or movie for which Licensor previously had other rights in such program or movie, such program or movie shall not be considered a New Program hereunder without the prior consent of the Company.

      "Newco" means a soon to be formed Argentine limited liability company and wholly owned subsidiary of Playboy Lifestyle Holding.

      "Notice" has the meaning set forth in Section 12.2.

      "Original Payment" has the meaning set forth in this Section 1.

      "Original Agreement" has the meaning set forth in the recitals.

      "PEGI" has the meaning set forth in the introductory paragraph.

      "Permitted Sublicensee" has the meaning set forth in Section 3.3.

      "Person" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

      "Playboy Brands" means those trademarks listed under the heading "Playboy Marks" on Schedule 3.1 attached hereto.

      "Playboy Competition" has the meaning set forth in Section 3.9(b).

      "Playboy Lifestyle Business" has the meaning set forth in the Company Operating Agreement.

      "Playboy Lifestyle Channel" means the television program service containing Playboy Lifestyle Programming Services to be launched by the Playboy Lifestyle Companies in the Territory and which may be named "Playboy Lifestyle Channel" or any other name including names using Licensor Trademarks permitted hereunder and approved by the Management Committee.

      "Playboy Lifestyle Channel USA" means an advertising supported, 24 hours a day, 7 days a week linear television programming service (which may also be distributed nonexclusively on a pay per view or video on demand basis offered as a premium on demand or subscription on demand solely to subscribers of the 24 hours a day, 7 days a week linear television programming service) containing Playboy Lifestyle Programming Services in the US Lifestyle Territory, to be launched by the Playboy Lifestyle Companies subject to Section 3.1(a) which may be named "Playboy Lifestyle Channel" or any other name including names using Licensor Trademarks permitted hereunder and approved by the Management Committee. For clarity, the Playboy Lifestyle Channel USA shall not include delivery via wireless devices, internet or mobile television or any other means of non linear television transmission now in existence or hereafter created.

      "Playboy Lifestyle Companies" means collectively Playboy Lifestyle Holding and Newco.

      "Playboy Lifestyle Holding" means Playboy Lifestyle Holding, LLC, a wholly owned subsidiary of the Company that is a Delaware limited liability company.

      "Playboy Lifestyle Media" has the meaning set forth in the Company Operating Agreement.

      "Playboy Lifestyle Net Revenue" has the meaning set forth in Section 7.

      "Playboy  Lifestyle  Net Revenue Fee" has the meaning set forth in Section
7.

      "Playboy Lifestyle Programming Service" has the meaning set forth in the Company Operating Agreement.

      "Playboy TV en Espanol" means those Spanish language networks operated by PEGI and its Affiliates based on the Playboy Brands, excluding the Playboy Lifestyle Programming Service.

      "Playboy TV" means those television networks operated by PEGI and its Affiliates based on the Playboy Brands, excluding the Playboy Lifestyle Programming Service.

      "Portuguese Africa Distribution Territory" means, with respect to distribution in any and all Media, (a) the Republic of Angola; (b) Republic of Mozambique; (c) the Democratic Republic of Sao Tome and Principe; (d) Cap Verde;
(e) Guinea-Bissau; and (f) the territories, possessions and commonwealths of each of the foregoing, if any.

      "Program" or "Programming" has the meaning set forth in the Company Operating Agreement.

      "Proposed Activity" has the meaning set forth in Section 3.5.

      "PTVLA Channels" means those Branded Channels, other than the Playboy Lifestyle Programming Service, included as part of the Company Service that are based on Playboy TV.

      "PTVLA Portugal Feed" means the PTVLA Channel as originally telecast by the Company in Portugal.

      "Recipient" has the meaning set forth in this Section 1.

      "Remediable Breach" has the meaning set forth in Section 9.3(b).

      "Response" has the meaning set forth in Section 12.2.

      "Rules" has the meaning set forth in Section 12.3.

      "Spice Brands" means those trademarks listed under the heading "Spice Marks" on Schedule 3.1 attached hereto.

      "Spice Channels" means those Branded Channels included as part of the Company Service that are based on the Spice Network.

      "Spice-Hot Feed" has the meaning set forth in Section 2.1(i).

      "Spice Network" means collectively, Spice Digital Networks, Club Jenna, Spice:xcess, fresh! and shorteez, and successor networks, if any, as PEGI may include from time-to-time, as programmed by PEGI.

      "Streaming" means the delivery of audio and/or visual programming whether in real time or by program download (including, but not limited to, RealVideo, any format that operates on the Windows Media Player or any other streaming or direct download audio and/or visual software) through the data delivery protocol known as TCP/Internet Protocol or any successor or replacement protocol to any recipient for purposes of viewing.

      "Sublicense" has the meaning set forth in Section 2.2(d).

      "TCP" has the meaning set forth in Section 3.1(a).

      "Term" has the meaning set forth in Section 9.1.

      "Termination Date" has the meaning set forth in Section 10.2.

      "Territory" shall have the meaning set forth in the Company Operating Agreement.

      "Trade Materials" means trade presentations, business cards, invoices, stationery and other similar printed matter reflecting names under which the Company conducts business.

      "Unbranded" means a television service, Program or a block of Programs where Licensor's or any Licensor Affiliate's name or trademarks are not used in connection or closely associated with such television service, Program or block of Programs or any related advertising other than in customary production, logo credits or end sequences of such Program, for use solely in the credit block in advertising for such Program, where applicable. Unbranded Programs include Branded Programs which have been edited to remove all Licensor Trademarks pursuant to Section 2.4(c).

      "Unbranded Channels" means any channel which may be operated by the Company where Licensor or any Licensor Affiliate's name or trademarks are not used in close connection or closely associated with such channel.

      "US Lifestyle Territory" has the meaning set forth in the Company Operating Agreement.

      "Venus Channel" means the television program service known as "Venus" and any other television program service, channel or network operated by Venus TV, Inc. and Contribution S.A.

      "Wallpaper" has the meaning set forth in Section 2.1(d).

      2. GRANT OF PROGRAM LICENSE.

            2.1. Grant. Upon and subject to the terms and conditions set forth in this Agreement and to Licensor's retained rights pursuant to Section 2.5, Licensor hereby grants to the Company and the Company hereby accepts an exclusive license during the Term (or until

Licensor loses its rights in or to any Licensed Programming) to distribute, exhibit and display the Licensed Programming on the Company Service subject to the terms herein. Notwithstanding anything to the contrary in this Agreement, without the express written permission of Licensor, the Company shall not be entitled to use the Licensed Programming in connection with the Playboy Lifestyle Business except for Licensed Programming that is suitable for the Playboy Lifestyle Channel containing Lifestyle Oriented content subject to Licensor's ability to grant such rights.

                  (a) Existing Library. Licensor represents and warrants that the Existing Library consists of all Programs for which Licensor (and/or its Affiliates) owns rights in the Media in the Territory as of March 31, 2002, including (but not limited to) Playboy, Spice and Hot Branded Programs and adult films licensed by Licensor and its Affiliates and any other programming or content, including Wallpaper, and the Acquired Movies as set forth on Schedule 2.1(a) attached hereto.

                  (b) New Programs. Each Fiscal Year Licensor and/or its Affiliates will produce or acquire the rights in the Media in the Territory to New Programs. The parties acknowledge that the content, style, mix and budget of the 180 program hours of New Programs provided to the Company pursuant to
Section 2.1(e) shall meet the category mix specifications detailed in Schedule 2.1(b) (Programming Delivery Based on 2001 Categories).

                  (c) Acquired Movies. Whenever Licensor and/or its Affiliates acquire the rights to an Acquired Movie for exploitation in the United States, it will also acquire the rights for such Acquired Movie in the Media in the Territory, unless such rights are unavailable or are not available on commercially reasonable terms. If the rights to such Acquired Movie are not available in the Media for the Territory, or are available in only a portion of the Territory, on commercially reasonable terms, Licensor will so notify the Company, and the Company will determine whether it wishes to acquire the rights in the Territory for such Acquired Movie. If the Company wishes to acquire such rights, Licensor will acquire such rights for the Company on terms to be agreed to by the Company. The Company shall reimburse Licensor for any material incremental costs associated with such acquisition.

                  (d) "Wall-to-Wall" Material. Licensor will provide the Company with copies of, or access to, all bumpers, promos, interstitials and other raw materials produced by Licensor and/or its Affiliates for use in its television business (collectively, the "Wallpaper"). The Company may exhibit Wallpaper in the form provided or may modify, edit or utilize them to create appropriate Wallpaper for the Company Service, subject to the terms and conditions of the trademark license set forth in Section 3 and all applicable laws and regulations within the Territory.

                  (e) Program Hour Requirement. Licensor shall make available hereunder: (i) at least one hundred eighty (180) program hours of Adult Oriented New Programs for the Company Service; and (ii) in addition to any Acquired Movies included in New Programs set forth on Schedule 2.1(b), two hundred twelve
(212) Adult Oriented Acquired Movies for the Company Service; provided, however, that the Company acknowledges that Licensor shall not be required to provide the Company with any more than one hundred eighty (180) program hours of New Programs, and, in addition to any Acquired Movies included in New Programs, two hundred twelve (212) Acquired Movies, for each Fiscal Year during the Term. The parties acknowledge that if differently rated versions of the same Program or movie are provided to the Company hereunder, such different versions shall be counted as one movie or Program. Notwithstanding the foregoing, the Company acknowledges and agrees that, unless the Term is extended pursuant to Section
9.2 herein for the year 2022, Licensor shall provide the Company a pro rated amount of program hours for three calendar months of such year equal to forty five (45) program hours of New Programs and, in addition to any Acquired Movies included in New Programs, fifty three (53) Acquired Movies.

                  (f) Format Rights. Licensor hereby grants the Company the exclusive right, to create, produce, develop, commercialize, and distribute Programs, in the Spanish and/or Portuguese languages, in the Territory for use in the Media, which Programs are based upon any titles, formats (including, without limitation, the "Night Calls" format), concepts or other elements developed, owned or controlled by Licensor or its Affiliates, whether now existing or hereinafter acquired or created (collectively, the "Format Rights") subject to Licensor's prior written approval of any such production, which shall not be unreasonably withheld or delayed. Each Program or other production based on the Format Rights created by, or, on behalf of, the Company ("Branded Format Programming") shall be owned by Licensor in accordance with Section 2.5 and subject to Section 2.2 herein, provided, however, Licensor shall pay the Company for any use of any Branded Format Programming pursuant to the terms of the Amended Distribution Agreement and Sections 2.4(b) and 2.6 herein.

                  (g) Alta Loma Programs. The parties acknowledge that Licensor and/or its Affiliates produce additional programs which: (i) are intended for adults and do not contain nudity; and (ii) do not carry any of the Licensor Trademarks set forth on Schedule 3.1 other than: (x) in customary production, presentation and logo credits in the title or end sequences of such program, or
(y) for use solely in the credit block in advertising for such program. These programs are intended for "first run" on domestic television networks or channels other than Playboy TV or the Spice Network. Licensor produces and sells such programming under the Alta Loma banner. This programming may consist, from time to time, of movies, series, and/or specials. (Any such non-nude program, whether produced by Licensor or one of its Affiliates, and whether carrying the "Alta Loma" or any other brand, will be referred to as an "Alta Loma Program").

                  (h) Option to Acquire Rights. Licensor will offer the Company rights to any Alta Loma Program for a fee equal to twenty percent (20%) of the production budget for such program. If the Company chooses to pay such fee, Licensor shall make such Alta Loma Program available to the Company on the same terms as, and such program shall be considered, a Licensed Program hereunder, provided, however, that such program will not be counted as a part of the program hour requirement as described in Section 2.1(e). If the Company does not choose to obtain a license for a given Alta Loma Program: (i) the Company will have the right to act as Licensor's exclusive sales agent for that program throughout the Territory and will receive a twenty percent (20%) distribution fee on such sales, plus reimbursement of reasonable costs; provided, however, that in the event an Alta Loma Program is produced pursuant to an agreement which gives a third-party co-producer or commissioning network the right to distribute such program in a region or regions of the Territory (or otherwise restricts Licensor's right to grant the Company the right to act as sales agent for such program), Licensor will pay to the Company twenty percent (20%) of the total revenue which Licensor (or its Affiliates) receives from the exploitation of such program in the Media in such region(s) of the Territory; and (ii) Licensor shall have the right to produce or co-produce not more than 15 hours per year of Alta Loma Programs. The Company acknowledges that the following criteria shall not count towards the 15 hours per year of Alta Loma Programs: (a) repeat showings of the same program; and (b) Alta Loma Programs for which the Company has agreed to pay twenty percent (20%) of the production budget. The Company shall use commercially reasonable efforts to distribute Alta Loma Programs in the Territory in regards to any Alta Loma Program for which it has sales and distribution rights.

                  (i) Spice-Hot Feed. Licensor shall provide the Company with one feed to Club Jenna, fresh!, Spice:xcess and shorteez (the "Spice-Hot Feed"). The costs associated with the Company's exploitation of the Spice-Hot Feed will be borne by the Company; provided, however, that Licensor shall be responsible for the uplink and other Spice-Hot Feed signal availability-related costs.

            2.2. Approved Uses of Licensed Programming. The Company may exploit the Licensed Programming as follows:

                  (a) Licensed Programming Use. Branded Programming shall only be displayed or transmitted on the PTVLA Channels, the Playboy Lifestyle Channel or on the Spice Channels in accordance with the respective Branding as appropriate as set forth on Schedule 3.1 attached hereto unless any such Branding is previously removed by the Company such that such Programming would be characterized as Unbranded hereunder pursuant to Section 2.4(c). In no event shall the Company display or transmit Branded Programming on the Venus Channel or any other Unbranded Channel without Licensor's prior written consent.

                  (b) Spillover. Licensor and the Company acknowledge and agree that the accidental or de minimis "spillover" into the Territory of transmissions to Licensor customers outside of the Territory will not be a breach of the grant of rights hereunder and that the accidental or de minimis "spillover" outside of the Territory of transmissions to Company customers inside the Territory will not be a breach of the grant of rights hereunder.

                  (c) Puerto Rico. Notwithstanding any territorial or other restrictions contained in this Agreement, the parties hereto acknowledge that the distribution of the Company Service in Puerto Rico in the Spanish language via DirectTV Latin America shall not be deemed to violate any such territorial restrictions.

                  (d) Sublicensing. The Company shall have the right to license the Licensed Programming and Branded Format Programming to third parties for exhibition and use in the Media in the Territory (each a "Sublicense") subject to the following terms: (i) the Company may grant a Sublicense for any Unbranded Licensed Programming at its sole discretion, and (ii) may grant a Sublicense for any Branded Programming and/or Branded Format Programming subject to Licensor's prior written approval which shall not be unreasonably withheld or delayed, provided, however, that, in any event, any such Licensed Programming must first be exhibited on the Company Service (i.e., "downstream windows").

                  (e) Sales Agents. The Company may, in its sole discretion and solely in accordance with this Section, utilize sales agents to handle permitted sub-licensing of Licensed Programming to third parties on an arms-length basis based on prevailing market rates (whether or not such third party is an Affiliate of the Company). Unless the Company receives Licensor's prior written consent to use a different procedure: (i) a sales agent may not enter into any outright sales or sales of unlimited runs; (ii) all agreements negotiated on the Company's behalf by any sales agent will be subject to the Company's prior approval, and all contracts will be entered into by the Company directly with the purchaser, which must be an end-user (e.g., a broadcaster, direct-to-home or Private Network operator); (iii) any sales agent will be compensated on a commissions-only basis; and (iv) and any sales agency agreement must be terminable at will by the Company on not more than six (6) months written notice.

                  (f)  Editing.  Subject  to and  consistent  with the  terms of
Section 3 (Trademark License and Quality Control) and Section 5 (Censorship; Withdrawal of Programs), the Company may, at its sole cost and expense, edit, dub or subtitle in Spanish and/or Portuguese, or otherwise alter Licensed Programming as necessary to comply with local language or custom or local broadcasting requirements ("Localized Licensed Programming"). Such altered Licensed Programming, including, without limitation, the rights to any edited, dubbed or subtitled tracks related thereto, shall be owned exclusively by Licensor subject to the terms of Section 2.5 herein, provided, however, Licensor shall pay the Company for any use of any such altered Licensed Programming pursuant to the terms of the Amended Distribution Agreement and Sections 2.4(b) and 2.6 herein.

                  (g) Exclusive Supplier. Except for Company Produced Programming and Company Format Programming, Licensor will be the exclusive supplier of Programs on the PTVLA Channels and Spice Channels regardless of whether such Programs are produced and owned by Licensor, or whether Licensor acquires such Programs for the Company.

                  (h) Streaming.

                        (i) During the Term, Licensor shall not, and shall direct Playboy.com not to, distribute in the Territory via Streaming to television any scheduled-based programming in blocks of six or more hours.

                        (ii) Except as otherwise provided by the Company Operating Agreement, in the event that the Company believes that it is necessary to the business of the Company to engage in any activity that constitutes Streaming, it shall contact PEGI in writing seeking permission. Except as otherwise required by the Company Operating Agreement, PEGI shall consider such request in good faith on a case by case basis, taking into account, among other things, (a) whether such activity competes with PEGI or Playboy.com; and (b) whether such activity is consistent with the activities of the Company. Except as otherwise required by the Company Operating Agreement, PEGI shall be under no obligation to approve a Streaming request that does not, in PEGI's reasonable discretion satisfy the foregoing criteria.

            2.3. Company Produced Programming.

                  (a) Development. Each year during the Term, the Company shall produce Programs for exhibition on the Company Service and for sublicensing ("Company Produced Programming"). All such Company Produced Programming shall be subject to domestic and international law. All Company Produced Programming which is Branded shall be subject to the prior written approval of Licensor, which shall not be unreasonably withheld or delayed, and shall be produced consistent with Licensor's standards (including, but not limited to, the content restrictions set forth herein) and subject to domestic and international law including, without limitation, the Child Protection Restoration and Penalties Enhancement Act of 1990. The inclusion of any Company Produced Programming on the Company Service shall be in addition to and in no way diminish the one-hundred-eighty (180) program hours of New Programs and two-hundred-twelve
(212) Acquired Movies required to be provided by Licensor pursuant to Section 2.1(e).

                  (b) Minimum Company Produced  Programming  Budget.  Subject to
Section 9.2 herein, the Company shall annually spend the Company Produced Programming Budget in accordance with the provisions of Article 6 of the Company Operating Agreement.

                  (c) Company Format Programming. The Company shall be the sole and exclusive owner of any and all Programs or other materials created by, or on behalf of, the Company that are exclusively based on titles, formats, or concepts wholly original to the Company but which are not based on titles, formats, concepts or other elements exclusively owned or controlled by Licensor under applicable law ("Company Format Programming"). Any Branded Company Format Programming, Branded Localized Licensed Programming and Branded Company Format Programming shall be subject to the content restrictions set forth herein and domestic and international law including, without limitation, the Child Protection Restoration and Penalties Enhancement Act of 1990. The Company acknowledges that the use of Company Format Programming is subject to the non-compete provisions set forth in Article 14 of the Company Operating Agreement.

                  (d) Scheduling of the Company Service. In reasonable consultation with Licensor, the Company shall determine, the timing, order, placement and other scheduling-related details of all Programs to be transmitted on the PTVLA Channels throughout the Territory.

            2.4. Licensor Option to Purchase.

                  (a) Cost. At the expiration or earlier termination of this Agreement, for any reason, Licensor may, at its option, purchase from the Company the entire right, title and interest in and to all of the Branded Company Produced Programming, any Branded Company Format Programming, or the rights to any edited, dubbed or subtitled tracks created by the Company pursuant to Section 2.2(e) for an amount equal to twenty five percent (25%) of the aggregate cost of production of such Branded Company Produced Programming or any Branded Company Format Programming. If Licensor chooses to purchase any or all Branded Company Produced Programming or Branded Company Format Programming pursuant to this Section 2.4(a), the Company shall promptly provide Licensor with written documentation evidencing the aggregate cost of such production. Whenever possible during the Term, for Branded Company Produced Programming and Branded Company Format Programming, the Company shall use commercially reasonable efforts to acquire all rights, licenses and clearances in perpetuity; provided, however, the Company shall not be responsible for future guild or union residual or similar obligations.

                  (b) Branded Format Programming and Localized Licensed Programs. In respect to any Branded Format Programming or any Localized Licensed Programming, at the expiration or earlier termination of the Agreement, for any reason, Licensor may, at its option, pay to the Company a fee equal to twenty-five percent (25%) of the aggregate cost of production of such Branded Format Programming or Localized Licensed Programming in consideration for any future use of such Branded Format Programming or Localized Licensed Programming by Licensor.

                  (c) Branding Removal. If Licensor chooses not to purchase any or all Branded Company Produced Programming, Branded Company Format Programming, Branded Format Programming or Localized Licensed Programming, the Company must remove all Licensor Trademarks and any look-and-feel contained therein which is reasonably associated with Licensor and/or the Licensor Trademarks prior to any further use or disposition of such Branded Programming not purchased by Licensor. The Company acknowledges and agrees that if any such Branded Programming is used or disposed of contrary to the provisions of this Section, such use shall constitute a breach of this Agreement and, in addition to any other remedies that may be available to Licensor, such Branded Programming shall, at no cost to Licensor, immediately and automatically become the sole and exclusive property of Licensor.

            2.5. Licensor Ownership.

                  (a) Goodwill. Subject to Section 2.4, Licensor acknowledges and agrees that the Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world, including without limitation all intellectual property and other proprietary rights in and to Company Produced Programming; provided, however, that, any and all goodwill associated with the Licensor Trademarks included as part of any Branded Company Produced Programming shall inure to the sole benefit of Licensor.

                  (b) Work For Hire. Subject to Section 2.4, any Branded Format Programming or any Localized Licensed Programming produced by the Company shall be a work made for hire specially ordered or commissioned by Licensor within the meaning of the United States Copyright Act, made for the sole benefit of Licensor and Licensor shall be the sole and exclusive owner thereof. In the event that any right, title or interest, except for any right, title or interest granted to the Company hereunder to any Branded Format Programming or Localized Branded Programming, or part thereof, may not, by operation of law, vest in Licensor, then the Company hereby conveys, transfers and assigns to Licensor all right, title and interest, except for any right, title or interest granted to the Company hereunder throughout the world and without further consideration, in and to such Branded Format Programming or Localized Branded Programming retroactive to the date of creation. The assignment of the Branded Format Programming or Localized Branded Programming under this Section includes all rights of paternity, integrity, attribution and withdrawal and any other rights known as, or substantially similar to, "moral rights." To the extent such moral rights may not be assigned under applicable law and to the extent such assignment is not allowed by the laws in the various countries moral rights exist, the Company hereby waives such moral rights and consents to any action that would violate such moral rights in the absence of such consent.

                  (c) All Other Rights Retained by Licensor; Covenant not to Challenge. All rights not expressly granted to the Company hereunder are reserved by Licensor for its own use and benefit. Without limiting the generality of the foregoing, the Company shall not challenge the validity of Licensor's ownership of the Licensed Programming or any intellectual property registration or application for registration thereof or contest the fact that the Company's rights under this Agreement are solely those of the Company, which rights shall terminate in accordance with the provisions of Section 9.

            2.6. Use Rights. Licensor shall have the exclusive rights to Branded Company Produced Programming, Branded Format Programming and Branded Company Format Programming as set forth in the Amended Distribution Agreement. In the event that Licensor desires to use Branded Company Produced Programming, Branded Format Programming or Branded Company Format Programming other than on Playboy TV en Espanol, the parties shall negotiate in good faith reasonable financial terms for such distribution on a case-by-case basis. In the event that Licensor desires to use Branded Company Produced Programming, Branded Format Programming and Branded Company Format Programming produced for the Playboy Lifestyle
Business in the US Lifestyle Territory and all applicable non-competition provisions set forth in Section 14.3 of the Company Operating Agreement have expired, the parties shall negotiate in good faith reasonable financial terms for such distribution on a case-by-case basis.

            2.7. Services Provided by Licensor. In addition to any License Fees payable to Licensor pursuant to Section 7, the Company will be entitled to purchase from Licensor specific services, which request Licensor shall not unreasonably refuse, which Licensor routinely performs for itself (such as creative services, the creation of on-air promos, Customer Service and Shipping Department services as described in Section 6.1 hereof, and residual accounting) at Licensor's actual direct cost, without mark-up, but including all related staffing costs.

      3. TRADEMARK LICENSE AND QUALITY CONTROL.

            3.1. Grant of Exclusive License.

                  (a) Company Rights. Upon and subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to the Company, and the Company hereby accepts, an exclusive license to use the Licensor Trademarks in the Territory in connection with: (i) the broadcast, transmission and distribution of the Company Service and the applicable Programs as part of the Company Service; (ii) the Company's sublicensing rights provided herein;
(iii) the promotion and marketing of the Company Service in any and all media, now known or hereafter devised, and the applicable Programs as part of the Company Service, including through the use of Trade Materials, provided, however, that the Company shall not conduct any such promotion or marketing via Transmission Control Protocol ("TCP"), TCP/Internet Protocol, or similar or successor network or protocol, unless such promotion or marketing takes place on an Internet site that is controlled by Licensor or its Affiliates or that has been approved in writing (and not withdrawn) by Licensor; and (iv) the Playboy Lifestyle Business. Notwithstanding the foregoing, the Company shall not have any right to use any of the Licensor Trademarks on or in connection with any Program that is not Licensed Programming except for Programs acquired from third parties for the Playboy Lifestyle Programming Services (provided that the use of such Licensor Trademarks in connection with such acquired Programs are subject to the written consent of PEGI, not to be unreasonably withheld or delayed) or as the name of the channel on which such Program is broadcast or as approved by Licensor in connection with any Company Produced Programming. Further, the Company shall not have the right to use the Licensor Trademarks on or in connection with any product, goods or services except the Company Service, the Programs and the Playboy Lifestyle Business (provided that the use of such Licensor Trademarks in connection with such product, goods or services are subject to the written consent of PEGI, not to be unreasonably withheld or delayed). Upon and subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to the Company, and the Company hereby accepts, a limited, non-exclusive license to use the Licensor Trademarks in the Portuguese Africa Distribution Territory in connection with: (i) the broadcast, transmission and distribution of the PTVLA Portugal Feed, (ii) the Company's sublicensing rights provided herein; and (iii) the promotion and marketing of the PTVLA Portugal Feed, including through the use of Trade Materials, provided, however, that the Company shall not conduct any such promotion or marketing via TCP, TCP/Internet Protocol, or similar or successor network or protocol, unless such promotion or marketing takes place on an Internet site that is controlled by Licensor or its Affiliates or that has been approved in writing (and not withdrawn) by Licensor.

In the event the Playboy Lifestyle Channel USA is launched in the US Lifestyle Territory in accordance with the terms of the Company Operating Agreement, upon and subject to the terms and conditions set forth in this Agreement and the Company Operating Agreement, Licensor hereby grants to the Company, and the Company hereby accepts, a non exclusive license to use the Licensor Trademarks in the US Lifestyle Territory in connection with: (i) the broadcast, transmission and distribution of the Playboy Lifestyle Channel USA; (ii) the Company's sublicensing rights in connection with the Playboy Lifestyle Programming Services; and (iii) the promotion and marketing of the Playboy Lifestyle Programming Services, including through the use of Trade Materials, provided, however, that the Company shall not conduct any such promotion or marketing via TCP, TCP/Internet Protocol, or similar or successor network or protocol, unless such promotion or marketing takes place on an Internet site that is controlled by Licensor or its Affiliates or that has been approved in writing (and not withdrawn) by Licensor.

                  (b) Prohibited Licensor Activity Relating to Media in the Territory. During the Term, Licensor shall not itself use or authorize any other person to use the Licensor Trademarks or any confusingly similar designation within the Territory in connection with Media in the Territory other than Internet promotion and marketing for the Company Service; provided, however, that the following shall not constitute a breach of this sub-paragraph 3.1(b):
(i) use of the Licensor Trademarks or any confusingly similar designation in customary production, presentation and logo credits in advertising for and the title or end credits sequences of programs licensed to others in the Territory as permitted hereunder, and (ii) use of the Licensor Trademarks or any confusingly similar designation in connection with any Media, or any programs or other items of any description included in any Media, which is not intended for general reception in the Territory but is received in the Territory due to unintentional spillover, so long as that Media was transmitted in a manner not intended for general reception in the Territory.

                  (c) Portuguese Africa Distribution Territory. Upon and subject to the terms and conditions set forth in this Agreement, the Company shall have the right to transmit, exhibit, broadcast, telecast, exploit, edit (solely in accordance with Section 2.2(e)), distribute, advertise, promote, publicize, and make available to system operators the PTVLA Portugal Feed for exploitation in the Portuguese Africa Distribution Territory during the Term. For clarification purposes only, the rights granted under this paragraph (c) are granted on a non-exclusive basis.

            3.2. All Other Rights Retained by Licensor. All rights not expressly granted to the Company hereunder or expressly restricted hereunder are reserved to Licensor for its own use and benefit. Without limiting the generality of the foregoing, nothing in this Agreement shall prevent Licensor from doing any or all of the following: (a) subject to the restrictions set forth herein, using or granting one or more others the right or license to use the Licensor Trademarks outside of the Media in any area of the world including the Territory; (b) using or granting one or more others the right or license to use the Licensor Trademarks on or in connection with Media in any area of the world other than the Territory; (c) using or granting one or more others the right or license to use the Licensor Trademarks on or in connection with any service (other than a service in the Media and the activities described in Section 2.2 and Section 2.1(g) (Alta Loma) of this Agreement) or goods in any or all areas of the world including the Territory; and (d) retaining and exercising the exclusive rights hereby reserved to Licensor to design, manufacture, advertise, promote, sell and distribute and license the design, manufacture, advertising, promotion, sale and distribution of any and all products and services in any or all areas of the world including the Territory other than Media in the Territory.

            3.3. Restriction on Sub-Licensing. Licensor acknowledges that for the Company to conduct its business the Company will need to procure licenses of the Licensor Trademarks for use by systems operators and other distributors of the Programming for the purposes of distributing, marketing or advertising such Branded Channels or Branded Programming in the Territory (each, a "Permitted Sublicensee"). Licensor agrees that it will enter into trademark sublicense agreements with the Company and Permitted Sublicensees pursuant to the permitted grant of any Sublicense of Licensed Programming hereunder. The term of such sublicense agreements will be consistent with Licensor's customary practices for licenses of similar scope and will provide Licensor with rights of approval and control reasonably satisfactory to Licensor; provided that the license fee or other payment terms will be in the discretion of the Company. The Company will not otherwise sub-license any of the Trademarks without the prior written consent of Licensor.

            3.4. Duration of License. The trademark license granted pursuant to this Section 3 shall continue in force until any termination of this Agreement in accordance with the provisions of Section 9.

            3.5. Company's Right of First Negotiation. If Licensor (or any of its Affiliates) proposes to enter into a new license of the Trademarks in any region of the Territory for any use in broadcast media other than the Media and other than with respect to any edition of the "Playboy" Magazine or an option or renewal of license granted prior to the commencement of the Agreement and which could reasonably be expected to compete with the Company Service or the Playboy Lifestyle Business (a "Proposed Activity"), it will grant the Company a first opportunity to negotiate for such a license. The parties will negotiate in good faith the terms of any such license, except that if Licensor (or its Affiliate) determines in good faith either that the Company cannot provide the required level of service with respect to the Proposed Activity or produce for Licensor (or its Affiliate) the revenues expected from such Proposed Activity, Licensor (or its Affiliate) may license the Trademarks for such Proposed Activity to a third party.

            3.6. Restriction on Scope of Services. During the Term, the Company shall not be involved in providing any television program service or channel using the Licensor Trademarks which is intended for general reception, whether by use of decoder devices or otherwise, outside the Territory; provided, however, that, a television program service or channel using the Licensor Trademarks that is received outside the Territory due to unintentional spillover shall not constitute a breach of this Agreement so long as it was not transmitted in a manner intended for general reception outside the Territory.

            3.7. Restrictions on Modifications of Trademarks. The Company shall not use, cause or authorize to be used any word, device, design, slogan or symbol confusingly similar to any or all of the Licensor Trademarks other than a Licensor Trademark. Without limiting the generality of the foregoing, during the Term, any or all of the following shall not be used by the Company on or in connection with the Company Service or the Programs without, in each case, Licensor's express prior written consent: (i) permutations of any or all of the Licensor Trademarks; (ii) secondary or combination marks including or derived from any of the Licensor Trademarks; (iii) new words, devices, designs, slogans or symbols derived from any of the Licensor Trademarks.

Notwithstanding the foregoing, Licensor shall not withhold consent for any mark that would otherwise violate this Section (collectively "Branded Company Originated Marks") unless it reasonably determines that such Branded Company Originated Mark or the Company's intended use thereof would be detrimental to the Licensor Trademarks or Licensor. Upon termination of this Agreement, the Company shall immediately cease all use of any Branded Company Originated Marks and Licensor and the Company shall negotiate in good faith terms for the sale of such Branded Company Originated Marks to Licensor.

            3.8. License of Additional Trademarks. Licensor hereby agrees to include as Licensor Trademarks licensed hereunder with respect to the applicable Company Service and the Playboy Lifestyle Business (i) any trademarks or permutations, secondary, combination or derivative marks owned by Licensor and its Affiliates and used in connection with the broadcast, transmission, advertising or promotion of the Licensed Programming in the United States and worldwide outside the Territory provided that the same are, in Licensor's reasonable determination, at such time applicable to the Company Service, as the case may be, and are available for use by the Company pursuant hereto and are available for registration by Licensor in the Territory, and (ii) any other mark to which Licensor consents to include pursuant hereto (all of such marks the "Licensor Additional Marks"). The Company may not attempt to register or otherwise gain any other rights than as set forth herein in and to Licensor Additional Marks. If, in Licensor's reasonable discretion, based on the Company's use in the Territory of such

Licensor Additional Marks, Licensor elects to register any such Licensor Additional Marks in the Territory, the Company shall reimburse Licensor for the costs of such registration and the maintenance thereof during the Term, if the Company elects to continue such use. The Company will at Licensor's written request, and at Licensor's cost, register and maintain any Branded Company Originated Mark that Licensor approves pursuant hereto, if the Company elects to continue such use.

            3.9. Quality Control. All Programs and other material transmitted by the Company shall comply with the specifications set forth in this Section 3.9. Licensor acknowledges that the Venus Channel and any Unbranded Channel or Program is not subject to this Section 3.9.

                  (a) Program Restrictions. Although the Programs transmitted by the Company Service will depict nudity and will allow strong or explicit language, the Company is prohibited from transmitting and covenants that it will not knowingly permit, on the Branded Channels, the transmission or exhibition of scenes, Wallpaper, or other material depicting any of the following: (i) the glorification of violence or gratuitous violence; (ii) rape, nonconsensual intercourse or other nonconsensual sexual activity; (iii) bondage, incest, sadism or masochism, bestiality, extreme sexual explicitness or the graphic close-up of genitals; or (iv) child pornography, including, without limitation, instances where an actor is the legal age for consent but is portrayed as under the legal age for consent. In that regard, no actor will appear nude or engage in sexual conduct in any Program who is not at least the age of majority (e.g., eighteen (18) years of age in the United States) consistent with the laws and regulations of each jurisdiction within the Territory where such Program is transmitted. Notwithstanding the foregoing, (i) the standards applied by Licensor from time to time for Playboy TV in the United States shall be the controlling standards and any material transmitted on Playboy TV or the Spice Networks shall be deemed acceptable by Licensor for transmission on the Branded Channels and (ii) any materials provided, or approved by Licensor under this Agreement shall be deemed acceptable for transmission on the Branded Channels.

                  (b) Advertising and Home Shopping Restrictions. All advertising transmitted on the Branded Channels, exhibited through Wallpaper, and all direct marketing activities conducted on the Branded Channels shall comply with the specifications set forth in this Section 3.9(b) and all applicable laws and regulations in the Territory. The Company shall not transmit advertising or direct marketing programs or exhibit Wallpaper or other materials which advertise or promote any of the following: (i) firearms (or advertisements from any gun lobby organization) and other weapons, explosives or fireworks;
(ii) massage parlors, sex clubs, sexually explicit audio-visual products (e.g., X-rated or similar "hard core" videos), sex toys, materials depicting graphic sexual conduct or depicting any matter subject to the restrictions set forth in
Section 3.9(a) above; (iii) classified advertising, including, but not limited to, psychics or similar persons or services; (iv) religious organizations and cults; or (v) magazines which compete with any edition of the "Playboy" magazine or any other publication, product or service published, produced, financed, branded, identified with or distributed by any Person who is engaged in the publication or distribution of any magazine which, in Licensor's discretion, competes with any edition of the "Playboy" magazine (whether in the print, television or Internet industry, or any other medium of delivery now known or hereinafter created) ("Playboy Competition"). Further, the Company shall not advertise or promote the Branded Channels or otherwise use the Licensor Trademarks in any media in connection with any of the foregoing. Notwithstanding the foregoing, and Wallpaper, advertising or direct marketing programs provided by Licensor under this Agreement or otherwise expressly approved in writing by Licensor shall be deemed acceptable by Licensor for distribution and display on the Branded Channels.

                  (c) Inspection Rights. Except for any items or Programs prepared or provided by Licensor, the Company shall submit to Licensor for its inspection representative samples of all items and materials with respect to which a Licensor Trademark is utilized pursuant hereto (including, without limitation, any Programs, all advertising, and all promotional and marketing materials) for Licensor's prior written approval at least ten (10) days prior to their intended distribution. If Licensor does not reply to any such submission within ten (10) days, such submission will be deemed rejected.

            3.10. Title and Protection of the Licensor Trademarks; Use of the Licensor Trademarks. The Company hereby acknowledges that except for the license expressly granted in this Agreement, the Company has not acquired and will not acquire any rights, title or interest in the Licensor Trademarks by reason of this Agreement and further acknowledges each of the following: the great value of the goodwill associated with the Licensor Trademarks; the worldwide recognition thereof; that the proprietary rights therein (including, without limitation, all rights that Licensor may have by virtue of international agreements that protect famous marks and common law rights) and the goodwill associated therewith are solely owned by and belong to Licensor; that the Licensor Trademarks and other related words, devices, designs and symbols are inherently distinctive or have secondary meaning firmly associated in the mind of the general public with Licensor, the respective subsidiaries and Affiliates and their activities; and that all additional goodwill associated with the Licensor Trademarks created through the use of such Licensor Trademarks by the Company shall inure to the sole benefit of Licensor. The Company agrees not to use the Licensor Trademarks in any manner which, directly or indirectly, would dilute, demean, ridicule or otherwise tarnish the image of the Licensor Trademarks or Licensor, or any of its Affiliates. During and after the Term, the Company shall not:

                  (a) attack or question the validity of, or assist any individual or entity in attacking or questioning, the title or any rights of or claims by any or all of Licensor, its subsidiaries and Affiliates and their respective licensees and sublicensees in and to the Licensor Trademarks or any other trademark, copyright or such other intellectual or intangible property associated or connected with Licensor, its respective Affiliates, their publications, published material and activities;

                  (b) directly or indirectly seek for itself or assist any third party to use or acquire any rights, proprietary or otherwise, in any patent, trademark, copyright or such other intellectual or intangible property associated or connected with Licensor, its Affiliates, their publications, published material or activities, without, in each case, the prior express written consent of Licensor;

                  (c) in any way seek to avoid the Company's duties or obligations under this Agreement because of the assertion or allegation by any individual or entity that any or all of the Licensor Trademarks are invalid or by reason of any contest concerning the rights of or claimed by Licensor; or

                  (d) file or prosecute one or more trademark applications in connection with the Company's use or intended use of the Licensor Trademarks or any mark or designation of any kind that is confusingly similar to or dilutive of the Licensor Trademarks, unless expressly requested to do so in writing by Licensor.

            3.11. Form. The Company shall use the Licensor Trademarks in the form stipulated by Licensor and shall include such trademark and copyright notices as Licensor may request in connection with the protection of Licensor's ownership of the Licensor Trademarks. The Company shall also observe all directions given by Licensor as to colors and size of the representations of the Licensor Trademarks and their manner and disposition in connection with the Programs.

            3.12. Maintenance of Distinctive Quality of Licensor Trademarks. The use of the Licensor Trademarks by the Company shall at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by Licensor.

            3.13. Advertising and Publicity. The Company hereby acknowledges that, as between the Company and Licensor, the Licensor Trademarks are the sole and exclusive property of Licensor. The Company, and any sublicensee of the Licensed Programming and solely in connection with the sublicensed Licensed Programming, shall have the right to develop and distribute in the Territory, and with respect to the PTVLA Portugal Feed, in the Portuguese Africa Distribution Territory, advertising, publicity and promotional materials relating to the Company Service and the Programs, including advertising telecasts of the Programs or any person appearing therein (unless Licensor has specifically notified the Company to the contrary); provided, however, that any such advertising, publicity and promotional materials (other than material obtained directly from Licensor) shall comply with applicable law and the following restrictions:

                  (a) all such materials shall comply with the restrictions set forth in this Section 3 and be subject to Licensor's approval rights pursuant thereto;

                  (b) all such materials shall clearly identify the Licensor Trademarks with a legible credit line with the wording "Playboy" (or the `Rabbit Head Design,' etc.) is the mark of and used with the permission of Playboy or its Affiliates, as the case may be, or such other words as Licensor may designate from time to time;

                  (c) in no event may any advertising, publicity or promotional material using the names of Licensor, the name of a Branded Program or the name of any person appearing in a Branded Program be used to constitute an endorsement, express or implied, of any party, sponsor, product or service; and

                  (d) in no event without Licensor's prior approval, in each instance, may any advertising, publicity or promotional material be in any language other than Spanish, Portuguese or English.

Other than as expressly set forth in this Agreement, the Company shall make no use of the Licensor Trademarks or any confusingly similar designation without the prior express written consent of Licensor in each instance. The Company shall also make no use whatsoever of any other trademark, trade name or service mark that is the property of Licensor or any of its Affiliates without the prior express written consent of Licensor in each instance. The Company similarly agrees that it will not authorize or purport to authorize any third party to make any such use and, if Licensor's consent thereto is obtained in accordance with this Section 3, it will expressly provide in any applicable third-party agreements that such third parties will only be entitled to use such names and marks on material supplied to them by the Company in accordance with the Company's rights hereunder.

            3.14. Ownership of the Licensor Trademarks.

                  (a)  Prosecution  and  Maintenance  of  Licensor   Trademarks.
Licensor shall pay all renewal fees and take such other actions as are commercially reasonable to prosecute the applications for and maintain the registrations of the Licensor Trademarks in the Territory during the Term.

                  (b) Cooperation of Company. The Company will on request give to Licensor or its authorized representative any information as to its use of the Licensor Trademarks which Licensor may require and will render during the Term any assistance reasonably required by Licensor in registering and maintaining the registrations of the Licensor Trademarks.

                  (c) Covenant of Company. The Company will not make any representation or do any act to the effect that it has any right, title or interest in or to the ownership or use of any of the Licensor Trademarks except under the terms of this Agreement.

                  (d) Cooperation of Parties to Register Licensor Trademarks. Each party shall at its own expense, if required by the other, do all such acts and execute all such documents as may be necessary to confirm the license granted hereunder in respect of any of the Licensor Trademarks and to record the Company as a registered user of the registered Licensor Trademarks on the trademarks register in the Territory. The Company hereby agrees that any such entry with respect to any Company Service on any trademark register may be cancelled by Licensor on termination of this Agreement with respect to such Company Service, for whatever reason, and that it will assist Licensor insofar as may be necessary to achieve such cancellation including by executing any necessary documents.

            3.15. Infringements.

                  (a) Notice. Each party shall as soon as it becomes aware thereof give the other written notice of (i) any use or proposed use by any other person, firm or company of a trade name, trademark or trade dress or mode of promotion or advertising which amounts or might amount either to infringement in the Territory of Licensor's rights in connection with the Licensor Trademarks or to passing off in the Territory, and (ii) any allegation or claim by any other person, firm or company that any of the Licensor Trademarks are invalid within the Territory or that use of any of the Licensor Trademarks infringes any rights of another party or that any of the Licensor Trademarks are otherwise attacked or open to attack within the Territory.

                  (b) Control of Proceedings. Licensor shall have the sole right to control and conduct all proceedings relating to any claim or suit arising out of or relating to any of the matters described in this Section 3 and to decide what action (if any) to take in respect thereof. The Company expressly covenants no discussions by the Company whatsoever with any and all claimants and litigants, no compromise or settlement by the Company of any claim or suit and no negotiations by the Company with respect to any compromise or settlement shall be had, made or entered into without the prior written approval of Licensor.

                  (c) Procedures and Costs. Licensor shall bear the cost of all proceedings pursuant to this Section 3 and shall be entitled to retain any damages recovered pursuant to such proceeding. At Licensor's cost, the Company shall provide any assistance reasonably requested by Licensor, and the Company shall agree to being joined as a party in any such proceeding at the request of Licensor. The parties may mutually agree to jointly conduct and control any such proceeding, in which case the costs and proceeds thereof shall be borne equally by the parties.

                  (d) Equitable Relief. The Company acknowledges that the Company's failure to cease using the Licensor Trademarks upon the expiration or termination of this Agreement, will result in irreparable harm to Licensor for which there is no adequate remedy at law. Accordingly, in such event, Licensor shall be entitled to preliminary or temporary equitable relief in any Federal or State court of competent jurisdiction located in the State of California without regard to the provisions of Section 12, without the necessity of posting bond unless otherwise required by applicable law by way of any or all of the temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper.

                  (e) Use of the Term "Licensor". As used in this Section 3, in each instance, "Licensor" shall mean Licensor or its licensees, as the case may be.

      4. LICENSE TERM AND MEDIA HOLDBACKS.

            4.1. License Term. In each instance, the term of the Company's rights in and to any Licensed Programming shall begin upon the availability of such Licensed Programming to the Company, and shall end on the sooner to occur of: (i) the term of Licensor's rights in and to such Licensed Programming; or
(ii) the duration of the Term.

            4.2. No Home Video Rights. The Company shall not have the right to distribute any Licensed Programming for non-public exhibition in a private residence by means of discs, cassettes or electronic analog or digital storage devices now existing or invented in the future ("Home Video Rights"). Home Video Rights shall not include any decoding, recording or storage devices (whether now existing or hereinafter devised) which allow viewers to view, record or store programs broadcast via the Media.

            4.3. Other Home Video Rights. The Company acknowledges that, in certain cases, Licensor may be offered the rights in the Media in the Territory as part of Licensor's acquisition of Home Video Rights. Licensor shall obtain these Media rights, in its discretion, provided that, in the event the fees for such Media rights are unreasonable, Licensor shall consult with the Company and obtain the Media rights for the Company at the Company's own cost. Nothing herein shall effect Licensor's rights to acquire separately the Home Video Rights.

      5. CENSORSHIP; WITHDRAWAL OF PROGRAMS.

            5.1. Censorship. The Company is willing to accept and pay for the Existing Library and New Programs regardless of censorship regulations or the potential for same throughout the Territory or in any individual country or political subdivision within the Territory. The Company will elect, consistent with applicable law, either to: (i) edit out the Programming as supplied by Licensor, provided that the storyline of such edited Programming may not be altered, (ii) blackout the region(s) where the censorship problem occurs, or
(iii) not use such Programming, provided, that any such effected New Programs nonetheless shall count towards the requirements set forth in Section 2.1(e). All costs of editing and/or blackout will be borne by the Company; provided, that the Company will make good faith efforts to obtain waivers of such restrictions or will permit Licensor to make such efforts on behalf of the Company. Without limiting the Company's rights under Section 2.2(e), the Company will only make such cuts or deletions as are necessary to conform to applicable censorship regulations.

            5.2. Withdrawal of Programs.

                  (a) Notwithstanding any other term of this Agreement to the contrary, Licensor may, in its sole but reasonable discretion, withdraw any Program if Licensor determines that the transmission thereof would or might reasonably be expected to (i) infringe upon the rights of others; (ii) violate the law, court order, government regulation or other ruling of any governmental agency; or (iii) subject Licensor to any liability, other than due to a breach by Licensor of its covenants and representations in this Agreement.

                  (b) If Licensor elects to withdraw any Program as set forth in paragraph 5.2(a) above before any telecast, the Company will have the right, in its sole discretion, to require Licensor to deliver another program of comparable quality (which program will constitute a Program hereunder). If Licensor elects to withdraw any Program, any transportation, dubbing and assembly costs incurred and paid by the Company with respect to the withdrawn Program will be refunded by Licensor promptly upon the Company's presentation of reasonable evidence of such expenditures.

                  (c) If a withdrawn Program has been delivered, the Company will, at Licensor's request, either promptly erase such Program or return it to Licensor at Licensor's expense.

            5.3. Advertising.

                  (a) In all advertising  and publicity  relating to any Branded
Program or any transmission thereof, the Company will comply with the advertising and billing credit requirements furnished by Licensor. The Company will not make or permit to be made, in any advertising, publicity or otherwise, any statements which (i) constitute or may be understood to be an endorsement of any sponsor, product, article or service by Licensor or any of its Affiliates or by any person or entity that appears in or otherwise renders any services or provides any materials for use in any Branded Program or (ii) indicate or may be understood to indicate the Licensor, any of its Affiliates, or any person that appears in or otherwise renders any services or provides any materials for use in any Program is connected or associated with any sponsor, product, article or service.

                  (b) The Company will not advertise or promote, in any manner, any Program withdrawn by Licensor.

                  (c) The Company will not authorize or permit any excerpt or clip from any Branded Program to be used for promotional purposes to be in excess of one (1) minute in length.

                  (d) The Company will not advertise or promote any Branded Program earlier than sixty (60) days prior to the first day of the month in which the Branded Program will first air.

      6. DELIVERY AND RETURN.

            6.1. Access and Delivery Items. The Company will have full and immediate access to all Delivery Materials set forth on Schedule 6.1, and other tangible manifestations of the rights licensed hereunder, solely as requested by the Company from Licensor's Customer Service and Shipping Department, or other designee as Licensor may from time-to-time designate. Licensor shall provide the Company, at no extra cost to the Company, with one original copy of each of the Delivery Materials and shall provide the same for all Programs, Acquired Movies, Wallpaper or any other content required to be made available to the Company hereunder from time-to-time during the Term.

            6.2. Title to Delivery Materials. It is expressly agreed that title in and to any Delivery Material provided to the Company hereunder will remain in Licensor at all times and that title, including copyrights therein, will vest in Licensor upon the creation thereof, subject only to the possession and control thereof by the Company from the date of delivery through the end of the related license period solely for the purposes of exercising its rights hereunder. The Company will execute, acknowledge and deliver to Licensor any instruments of transfer, conveyance or assignment in or to any such Delivery Materials necessary or desirable to evidence or effectuate Licensor's ownership thereof and in the event that the Company fails or refuses to execute, acknowledge or deliver any such instrument or documents then Licensor will be deemed to be, and the Company hereby nominates, constitutes and appoints Licensor, its true and lawful attorney-in-fact irrevocably to execute and deliver all such instruments in the Company's name or otherwise, it being acknowledged that such power is a power coupled with an interest. The Company will not have the right to use any Delivery Materials except in the exercise of the rights granted to the Company hereunder and in accordance with all limitations on said rights as are contained in this Agreement.

      7. PROGRAM AND TRADEMARK LICENSE FEES; OTHER FEES. The Company will pay to Licensor each Fiscal Year license fees (the "License Fees") equal to a sum computed as (A) the greater of: (i) seventeen and one-half percent (17.5%) of the aggregate Net

Revenue of the Company; or (ii) the Company Guaranteed Minimum License Fee (as described below), plus (B) six percent (6%) of the aggregate Playboy Lifestyle Net Revenue (as described below)(the "Playboy Lifestyle Net Revenue Fee"). For purposes hereof, "Company Guaranteed Minimum License Fee" means: (x) for the year 2002, three million seven hundred thousand dollars ($3,700,000), of which the pro rated amount for nine calendar months of such year equals two million seven hundred and seventy-five thousand dollars ($2,775,000); (y) for the year 2003, four million dollars ($4,000,000); and (z) for each subsequent twelve (12) month period, the Company Guaranteed Minimum License Fee shall be adjusted each year by any change in the CPI. As used herein, the term "Net Revenue" means gross revenues earned and actually collected, less any applicable withholding taxes, excluding: (I) the PTVLA Channel Distribution Fee (as defined in the Amended Distribution Agreement); (II) amounts paid to the Company by Playboy.com pursuant to Section 5.1 of the First Amended and Restated Web Site Revenue Share Agreement dated the date hereof among the Company, Playboy.com, Inc., and Claxson Interactive Group Inc.; (III) any revenues from (A) advertising; (B) from the sublicense of any Unbranded Company Format Programming and Unbranded Company Produced Programming; and (C) revenues from the exploitation by the Company of any Alta Loma Program rights acquired by the Company as Licensed Programming pursuant to Section 2.1(g)(1), to the extent that such revenues can be separately identified; (IV) any revenues received by the Company pursuant to that certain Wireless Distribution Agreement dated September 1, 2005 between the Company and Playboy.com, Inc., as amended; (V) any Playboy Lifestyle Net Revenues; (VI) the PTVLA Portugal Feed Net Revenues; (VII) amounts paid to the Company from Licensor pursuant to Section 7.8 and (VIII) amount paid to the Company from Licensor pursuant to the Iberia Arrangements as set forth in
Section 3.6 of the Company Operating Agreement. As used herein, the term "Playboy Lifestyle Net Revenue" means the gross annual revenues earned and actually collected for the Playboy Lifestyle Business, less any applicable withholding taxes. Notwithstanding the foregoing, in the event this Agreement is terminated or expires, any License Fees owed to Licensor hereunder shall be adjusted on a pro rata basis based on the date of such termination or expiration during such Fiscal Year.

            7.1. Due and Payable. The License Fees shall be due and payable to Licensor as follows: (i) the Company Guaranteed Minimum License Fee shall be paid in equal monthly installments within thirty (30) days after the end of the respective month; (ii) any overages based on Net Revenue above the Company Guaranteed Minimum License Fee and the Playboy Lifestyle Net Revenue Fee shall be calculated at the end of each fiscal quarter and paid within thirty (30) days thereafter. Any necessary adjustments thereto shall be made within thirty (30) days after the Company receives audited financial statements.

            7.2. Wire Transfers. Payments of License Fees will be made by wire transfer of immediately available funds, net of any withholding required by applicable law. Licensor will from time to time designate one or more accounts into which such payments will be made and may designate one or more Affiliates to receive such payments.

            7.3. Late Payment. Any payment not made when due will bear interest from the date due to and including the date payment in full is made at a rate equal to the reference rate of the Bank of America for U.S. domestic customers as in effect on the date payment was due.

            7.4. Restricted Funds. Monies actually received by the Company outside the U.S. in U.S. dollars or in a currency freely convertible to U.S. dollars and freely remittable to the U.S. shall be deemed to have been received by the Company as of the end of the applicable accounting period during which such monies were received, and, as applicable, converted into U.S. dollars at the actual exchange rate applicable to the Company. Monies actually received by the Company outside the U.S. in any currency and not freely remittable to the Company in the U.S. in U.S. dollars shall be considered "Blocked Funds", and shall not be included in Net Revenues. However, upon the Company's receipt of written notice from Licensor that the Licensor desires a settlement of its share of a particular item of Blocked Funds, the Company shall deposit the Licensor's share of such Blocked Funds (i.e., the License Fees) in a bank account in the applicable country, in the Licensor's name, subject to all applicable laws and regulations. Such deposit shall fully satisfy the Company's obligations to Licensor with respect to such Blocked Funds and Licensor's share thereof, and any taxes, expenses or other charges incurred in connection with the making of such deposit shall be deducted from Licensor's share of such Blocked Funds, or otherwise charged to or paid by Licensor in advance, if required to make such deposit.

            7.5. Currency. The License Fees shall be paid quarterly in U.S. Dollars. To the extent the calculation of the License Fees are based on revenues received in other currencies, such revenues shall be calculated using the exchange rate published in the Wall Street Journal or, with respect to Mexico, Brazil, Argentina and Venezuela, as quoted by the Central Bank of such country, as of the last day of the month during which the payment is due. Where License Fees' payments are due by the Company in a country where, pursuant to the reasonable advice of legal counsel, it is unlawful to make License Fees' payments in that country in accordance with this Agreement, notice thereof in writing will be given by the Company to Licensor and said License Fees' payments shall be deposited in whatever currency is allowable, for the benefit or credit of Licensor, by wire transfer into an accredited bank in that country as shall be acceptable to Licensor.

            7.6. Maintenance of Records and Audit Rights.

                  (a) The Company shall keep accurate books of account and records covering all transactions relating to or arising out of this Agreement. The Company shall permit Licensor and its nominees, employees, accountants, agents and representatives to (i) have full access to and inspect such books and records during normal business hours upon reasonable notice, and (ii) to conduct an examination of and to copy all such books and records. The Company shall maintain in good order and condition all such books and records for a period of either: (i) five years after the expiration of the Term or the earlier termination of this Agreement, or in the event of a dispute between the parties hereto, until such dispute is resolved, whichever date is later; or (ii) such period of time required under applicable laws and regulations, whichever period is longer. Receipt or acceptance by Licensor of any sums paid by the Company hereunder shall not preclude Licensor from questioning the correctness thereof at any time.

                  (b) If an inspection or  examination  referred to in paragraph
(a) above discloses, or Licensor or the Company otherwise discover, an underpayment of License Fees, the amount of such underpayment shall be paid by the Company to Licensor not later than thirty (30)
days after determination thereof plus interest from the date the payment should have been made to and including the date of payment in full at a rate equal to the reference rate of the Bank of America for U.S. domestic customers as in effect on the date payment should have been made. If such underpayment of License Fees by the Company is in excess of ten percent (10%) of the aggregate License Fees earned during any quarterly period under inspection, the Company shall, in addition to paying Licensor the amount of such underpayment, reimburse Licensor for all reasonable costs and expenses of conducting such inspection or examination.

                  (c) If an inspection or  examination  referred to in paragraph
(a) above discloses, or Licensor or the Company otherwise discovers, an overpayment of License Fees, the amount of such overpayment shall be credited against future payments of License Fees, unless the period for which the overpayment was made is the final period covered by this Agreement, in which case the amount of the overpayment shall be paid by Licensor to the Company within thirty (30) days after determination thereof.

                  (d) The Company shall provide Licensor with year-end audited financial statements within: (i) forty-five (45) days of the end of calendar year 2006; and (ii) thirty (30) days of the end of each calendar year during the Term thereafter.

            7.7. Distribution Fee.

                  (a) The Company shall collect and receive all revenues derived from systems operators or any other authorized person on account of the Company's exploitation of the PTVLA Portugal Feed in the Portuguese Africa Distribution Territory. In consideration for granting exploitation rights hereunder outside the Company's Territory, the Company will pay to PEGI a distribution fee equal to fifty percent (50%) of the Net Revenues received by the Company from the exploitation of the PTVLA Portugal Feed in the Portuguese Africa Distribution Territory, based on the simultaneous retransmission feed or a broadcast directed to the Portuguese Africa Distribution Territory (the "PTVLA Portugal Feed Distribution Fee"). For purposes of distribution fees under this Paragraph, the term "PTVLA Portugal Feed Net Revenue" means gross revenues earned and actually collected from systems operators or any other authorized person on account of the Company's exploitation of the PTVLA Portugal Feed in the Portuguese Africa Distribution Territory, less any applicable withholding taxes herein. It is understood that the PTVLA Portugal Net Feed Revenue shall be excluded from the Net Revenues as defined in Section 7 hereinabove.

                  (b) The PTVLA Portugal Feed Distribution Fee will be computed by the Company as of the last day of each calendar month, and will be paid to PEGI on a quarterly basis as of each March 31, June 30, September 30, and December 31, within 30 days after the end of each such respective quarter. The Company shall furnish PEGI with a statement showing the calculation of such PTVLA Channel Distribution Fee and setting forth all applicable Company-related taxes withheld, if any.

                  (c) Payments of the PTVLA Channel Distribution Fee will be made by wire transfer of immediately available funds, net of any withholding required by applicable law. PEGI will from time to time designate one or more accounts into which such payments will be made and may designate one or more Affiliates to receive such payments.

                  (d) Any payment not made when due will bear interest from the date due to and including the date payment in fill is made at a rate equal to the reference rate of the Bank of the America for domestic customers as in effect on the date payment was due.

                  (e) Subject to Section 7.4 the PTVLA Portugal Feed Distribution Fees shall be paid in U.S. dollars. To the extent the calculation is based on revenues received in other currencies, such revenues shall be calculated using the exchange rate published in the Wall Street Journal as of the business day immediately preceding the date on which the payment initially is due.

                  (f) Distribution Cost. The cost associated with the exploitation of the PTVLA Portugal Feed will be borne by the Company including all related costs set forth in the Company Operating Agreement or in this Agreement (including, but not limited to, uplink an other delivery-related costs).

            7.8. Licensor Distribution In Belize. Notwithstanding any territorial, exclusivity or other restrictions contained in this Agreement, upon notice from Licensor and consent from the Company, such consent not to be unreasonably withheld or delayed, Licensor may sub-license and distribute Programs in the English language from the Licensed Programming to television system operators in the country of Belize. In the event Licensor sub-licenses and distributes such Programs to third parties in the country of Belize, Licensor shall pay the Company a distribution fee equal to fifty percent (50%) of the total revenues which Licensor receives from the exploitation of such Programs in the Media in such region of the Territory, less any applicable withholding taxes. It is understood that the distribution fee received by the Company pursuant to this Section 7.8 shall be excluded from Net Revenues as defined in Section 7.

      8. INDEMNITIES.

            8.1. Representations and Warranties.

                  (a) By Licensor. Licensor represents and warrants that, except as set forth in the Schedules hereto: (i) it is duly authorized to enter into the transactions contemplated by this Agreement; (ii) this Agreement is a valid and binding obligation of Licensor, enforceable against it in accordance with its terms; (iii) the performance of Licensor's obligations hereunder does not violate any agreement, law, rule, or regulation binding on Licensor or Licensor's charter documents; (iv) it has, and will continue to have during the Term, all rights in and to the Existing Library, New Programs, Wallpaper and any other content provided hereunder necessary to fulfill its obligations hereunder (except that with respect to the Existing Library, no such representation is made as to any program not listed on Schedule 6.1); (v) the Existing Library, New Programs, Wallpaper and any other content provided hereunder are not subject to licenses which conflict with the rights granted herein, and the use thereof by the Company as contemplated herein will not infringe upon the copyright, literary or dramatic right or right of privacy of any third party or constitute a libel or slander of any third party; and (vi) Licensor has disclosed all information having a material adverse effect on the rights granted hereunder, and that all such information is true and correct to the best of Licensor's knowledge and belief.

                  (b) By the Company.  The Company represents and warrants that:
(i) it is duly authorized to enter into the transactions contemplated by this Agreement; (ii) this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms; (iii) the performance of the Company obligations hereunder does not violate any agreement, law, rule, or regulation binding on the Company or the Company charter documents; (iv) it will not use the Licensed Programming expect as authorized by this Agreement; (v) it has, and will continue to have during the Term, all rights in and to the Company Produced Programming and Company Format Programming and any other content provided hereunder necessary to fulfill its obligations hereunder; (vi) the Company Produced Programming and Company Format Programming and any other content provided hereunder are not subject to licenses which conflict with the rights granted herein, and the use thereof by Licensor as contemplated herein will not infringe upon the copyright, literary or dramatic right or right of privacy of any third party or constitute a libel or slander of any third party; and (vii) the Company has disclosed all information having a material adverse effect on the rights granted hereunder, and that all such information is true and correct to the best of the Company's knowledge and belief.

            8.2. Indemnification.

                  (a) By Licensor. Licensor will indemnify and hold harmless the Company and its members, managers, directors, officers, shareholders, employees, agents, representatives and Affiliates (collectively, the "Company Indemnified Parties"), on an After Tax Basis, from and against all claims, losses, damages (including loss of profits and consequential damages awarded to unrelated third parties, if any, but excluding loss of profits and consequential damages otherwise suffered by the Company Indemnified Parties), expenses, judgments, costs and liabilities (including reasonable attorneys' fees and costs) (collectively, "Losses") incurred by the Company Indemnified Parties arising from Licensor's breach of any obligation, representation or warranty contained in this Agreement or by reason of any claim, resulting in liability to the claimant or a settlement approved in writing by Licensor, which may be made alleging that any of the Licensed Programming or other materials furnished by Licensor for public exhibition as authorized hereunder infringe upon the copyright, literary or dramatic right or right of privacy of any claimant or constitutes a libel or slander of such person, except with respect to any material added by the Company (including as permitted hereunder) and except with respect to music which is specifically covered by Section 8.3 below. Licensor shall not be required to provide indemnification for any Losses solely and directly caused by the action or inaction of any Company Indemnified Party.

                  (b) By Company. The Company will indemnify and hold harmless Licensor and its directors, officers, shareholders, employees, agents, representatives and Affiliates (collectively, the "Licensor Indemnified Parties"), on an After Tax Basis, from and against all Losses incurred by the Licensor Indemnified Parties arising from (i) the breach or alleged breach of any provision of this Agreement by the Company; or (ii) any claim, resulting in liability to the claimant or a settlement approved in writing by the Company, which may be made alleging that any of the Company Produced Programming, Branded Format Programming, Company Format Programming or other materials furnished by the Company as authorized hereunder infringe upon the copyright, literary or dramatic right or right of privacy of any claimant or constitutes a libel or slander of such person, except with respect to any material added by Licensor, but excluding any Losses for which the Company must indemnify Licensor pursuant to Section 8.2(a) above and excluding claims arising out of Licensor's failure to secure clearances and/or make payments as provided in paragraph 2.4(a) above except for those clearances that are the responsibility of the Company subject to Section 2.4(a) above. Without limiting the foregoing, the Company shall specifically so indemnify Licensor and such other parties from and against all Losses made or assessed against Licensor arising from the transmission of any material that should have been edited for censorship or other than as contained in the Delivery Materials as delivered by Licensor, or from the temporary or permanent loss of any such material. The Company shall not be required to provide indemnification for any Losses solely and directly caused by the action or inaction of any Licensor Indemnified Party.

            8.3. Musical Compositions. Licensor warrants and represents that to the best of its knowledge, information and belief, the performing rights in all musical compositions contained in the Licensed Programming are: (i) controlled by a performing rights society having jurisdiction, (ii) controlled by Licensor, or (iii) in the public domain. Licensor does not represent or warrant that the Company may exercise the performing rights to said musical compositions without the payment of a performing rights royalty. The Company will be solely responsible for the payment of such royalty and will hold Licensor free and harmless therefrom.

            8.4. Procedure. If a claim by a third party is made against an indemnified party, the indemnified party will promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party will not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party's legal rights. The indemnifying party will have the obligation after receipt of such notice to undertake, conduct and control such claim through counsel of its own choosing and its expense. If, within thirty
(30) days of such notice, the indemnifying party has not undertaken, conducted nor controlled such claim through counsel, the indemnified party shall have the right to undertake, conduct and control such claim through counsel of its own choosing and at the expense of the indemnifying party, provided, that any such expenses shall be reasonable, actual, verifiable, out-of-pocket expenses.

      9. TERMINATION.

            9.1. Expiration of Term. The term of this Agreement shall continue from the original effective date of April 1, 2002 and terminate on March 31, 2022, unless sooner terminated pursuant to the other provisions of this Section (the "Term").

            9.2. Renewal. No later than October 1, 2019, PEGI shall notify the Company in writing if it intends to renew or extend this Agreement. If PEGI so elects, PEGI and the Company shall negotiate in good faith for a period of six
(6) months on the terms of such renewal or extension. If PEGI elects not to renew or extend this Agreement, the parties hereto agree and acknowledge that
Section 2.2(g) (Exclusive Supplier) of this Agreement and Sections 6.2.1, 6.2.2 and 6.2.3 of the Company Operating Agreement shall terminate on January 1, 2020.

            9.3. Early Termination on Breach. Either party may without prejudice to its other remedies terminate this Agreement immediately by notice in writing to the other on or after the occurrence of any of the following:

                  (a) the commission of one or more material breaches of this Agreement by the other party which are not capable of remedy; provided, however, that in case of a breach by the Company, such breach is not caused by Licensor as a Member of the Company; or

                  (b) the commission of a material breach of this Agreement by the other party which is capable of remedy (a "Remediable Breach") which shall not have been remedied within a period of thirty (30) days after the party in breach has been given notice in writing specifying that Remediable Breach and requiring it to be remedied; provided, however, that such thirty (30) day period shall be extended for such additional period, not to exceed one-hundred-twenty
(120) days, as shall be reasonably necessary if that Remediable Breach is incapable of remedy within that thirty (30) day period and during that additional period the party in breach shall diligently endeavor to remedy that Remediable Breach, but only if such extension would not reasonably be expected to have a material adverse effect on the party giving notice of such breach. However, in respect of the breach of any obligation to make payment hereunder, the cure period shall not be extended as provided in the foregoing proviso. Notwithstanding the foregoing, Licensor may not terminate this Agreement in case of a breach by the Company if such breach is caused by Licensor as a Member of the Company; or

                  (c) the bankruptcy or insolvency of, a general assignment for the benefit of creditors or similar event by, or the appointment of a trustee, receiver or similar person for the other party;

                  (d) the other party being prevented by an event of Force Majeure from performing its obligations or the party exercising such right of termination being prevented by an event of Force Majeure from exercising its rights under this Agreement for a period of one-hundred-twenty (120) consecutive calendar days; and provided, further, that in case of a breach by the Company, such breach is not caused by Licensor as a Member of the Company.

            9.4. Inadvertent Breach. The parties agree that any inadvertent breach relating to Licensor's obligations with respect to any individual Program shall constitute a Remediable Breach and shall not constitute grounds for termination hereof if Licensor provides comparable substitute Programming for the applicable Program.

            9.5. Cross Default. The uncured material breach of the Company Operating Agreement by either party or their Affiliates shall cause this Agreement to terminate, unless such breach was caused by the party seeking termination hereunder.

            9.6. Dissolution of Company. The dissolution of the Company shall cause this Agreement to terminate.

      10. EFFECTS OF TERMINATION.

            10.1. Survival of Obligations. The termination of this Agreement for whatever reason shall not effect Articles 8, 10, 12 and 13, and Sections 2.3(c), 2.4(c), 2.5, 3.10, 6.2 and 7.6 of this Agreement.

            10.2. Termination of Rights. Upon the date on which any termination of this Agreement for whatever reason takes effect (the "Termination Date") all rights of the Company hereunder (other than any rights that the Company may have arising from the conduct of, or performance hereof by, Licensor) will immediately terminate and automatically revert to Licensor and the Company will cease to make any use of the Licensed Programs and other materials provided by Licensor hereunder, and shall promptly destroy or return the same to Licensor, in each case as directed by Licensor. Further, the Company shall immediately amend its charter documents so that its name no longer includes any reference to any trademark of Licensor or any confusingly similar designation or mark, if such a reference is included its name.

            10.3. Further Assurances. Upon termination of this Agreement, the parties will perform all other acts which may be necessary or useful to render effective the termination of the Company's interests in the Licensed Programs, Licensor Trademarks and other materials furnished by Licensor hereunder and the Company will execute any assignment, conveyance, acknowledgment or other document that Licensor may reasonably request relinquishing such interests. Without limiting the foregoing, the Company hereby consents to any application which Licensor may make to limit or terminate the Company's status as a registered user of the Licensor Trademarks and irrevocably agrees not to contest, oppose or dispute such application.

      11. EQUITABLE RELIEF.

      Each of Licensor and the Company acknowledges that any material breach of this Agreement by such party, including, by way of example, the Company's failure to cease using any Programming supplied hereunder upon the expiration or termination of this Agreement, will result in irreparable harm to the other party for which there is no adequate remedy at law. Accordingly, in such event, Licensor or the Company, as the case may be, will be entitled to preliminary or temporary equitable relief in any Federal or State court of competent jurisdiction located in Los Angeles County, California and, except in the case of an IP-Validity Dispute, pending a final determination in accordance with
Section 12, without the necessity of posting bond unless otherwise required by applicable law by way of any or all of the temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper.

      12. DISPUTE RESOLUTION.

            12.1. IP-Validity Dispute. Notwithstanding the foregoing and the provisions of this Section 12, the parties hereto agree in the event any third-party brings a dispute concerning: (i) the validity, ownership, or control of the Licensor Trademarks or the Licensor Additional Marks, Branded Company Originated Marks or the copyrights or other intellectual property rights to any Licensed Programming or any Branded Programming (an "IP-Validity Dispute"); the parties, (a) shall seek to have such dispute litigated in a court of law and brought in the state or federal courts in Los Angeles, California and (b) shall irrevocably submit to the exclusive jurisdiction of such courts, (x) shall waive any objection to choice of venue in any such action or proceeding in such courts, (y) shall waive any objection that any such court is an inconvenient forum or does not have jurisdiction over any party hereto, and (z) shall waive any right they may have to request a jury trial.

            12.2. Dispute, Notice and Response. If any dispute or difference of any kind whatsoever shall arise between the parties in connection with, arising out of or relating to this Agreement (including any schedule or exhibit hereto), or the breach, termination or validity thereof (a "Dispute"), the parties shall attempt to settle such Dispute in the first instance by mutual discussions. Within ten (10) business days of the receipt by a party of a notice of the existence of a Dispute ("Notice"), the receiving party shall submit a written response to the other party ("Response"). Both the Notice and the Response shall include (i) a statement of each party's position with regard to the Dispute and a summary of arguments supporting that position; and (ii) the name and title of the senior executive who will represent that party in attempting to resolve the Dispute pursuant to this Section 12.2. Within five (5) business days of receipt of the Response, the designated executives shall meet and attempt to resolve the Dispute. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceedings. If any Dispute is not resolved for any reason within twenty (20) days of receipt of the Response (or within such longer period as to which the parties have agreed in writing), then, on the request of any party the Dispute shall be submitted to arbitration in accordance with Sections 12.2-12.5 herein.

            12.3. Arbitration. Any Dispute not timely resolved in accordance with Section 12.2 shall be finally and exclusively settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA") then in effect (the "Rules"), except as modified herein. The arbitration shall be held in Los Angeles, California. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

            12.4. Number of Arbitrators. If the Dispute (including claims and counterclaims) is for less than $5 million, there shall be one arbitrator. The parties shall have fifteen (15) days from the receipt by the respondent of the demand for arbitration to agree on an arbitrator. If the parties fail to timely agree, on the request of any party such arbitrator shall be appointed by the AAA in accordance with the Rules and the procedures set forth herein. If the Dispute (including claims and counterclaims) is for more than $5 million, there shall be three neutral and impartial arbitrators of whom the claimant and the respondent shall each appoint one, within fifteen (15) days of the receipt by respondent of a copy of the demand for arbitration. The two arbitrators so appointed shall select a third arbitrator to serve as presiding arbitrator, such selection to be made within twenty (20) days of the selection of the second arbitrator. If any arbitrator is not appointed within the time limits set forth herein, such arbitrator(s) shall be appointed by the AAA in accordance with the Rules and the procedures set forth herein. There shall be no restriction on the nationality of any arbitrator. Any arbitrator appointed by the AAA shall be either a retired judge with experience in international commercial cases or a practicing attorney with at least 15 years experience with large commercial cases and experience as an international arbitrator. The AAA shall send simultaneously to each party an identical list of at least nine arbitrator candidates, and each party shall be permitted to strike two names from the list, rank the remaining arbitrators in order of preference and return the list to the AAA within ten (10) days of the transmittal date. If a party does not return the list within the time specified, all persons named therein shall be considered acceptable. From among the persons who remain on both lists and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of an arbitrator to serve. There shall be no restrictions on the nationality of any arbitrator.

            12.5. Hearing. The hearing on the merits shall be held as expeditiously as possible, if practicable no later than four months after the appointment of a single arbitrator or five months after the appointment of the third arbitrator, as applicable. The hearing shall, if practicable, last no longer than ten days, which shall be consecutive, if possible. The award, which shall be in writing and shall briefly and concisely state the findings of fact and conclusions of law on which it is based, shall be rendered, if practicable, within twenty (20) days of the close of the hearing. In rendering an award, the arbitrator(s) shall be required to follow the law of the State of New York. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator(s) shall have the authority to award the costs of the arbitration (including attorneys' fees and expenses) to the prevailing party. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. Any costs or fees (including attorney's fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

            12.6. Jurisdiction. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

            12.7. Enforceability. The parties shall take all actions necessary for awards and other judgments resulting from the provisions set forth above to be recognized and enforceable in the respective jurisdictions of organization of the parties and, to the extent necessary, in other jurisdictions in the Territory.

      13. MISCELLANEOUS.

            13.1. Force Majeure.  Subject to the right to terminate set forth in
Section 9.3, neither party will be liable to the other for any failure or delay in delivery of Delivery Materials, or the inability to telecast any of the Programs, due to accident involving breakdown of any satellite or of transmission facilities or equipment, labor disputes, acts of God, failure of carriers, failure or delay of laboratories, of or any other cause beyond the control of such party (each, an event of "Force Majeure") and such performances will be excused to the extent that it is prevented by reason of any of the foregoing conditions. Notwithstanding the foregoing, an event of Force Majeure will not include censorship restrictions or any restriction by any jurisdiction on a party's right to transfer funds.

            13.2. Binding Effect; No Assignment. The provisions of this Agreement shall be binding on and ensure to the benefit of the successors of each party hereto; provided, however, that no party may not assign, transfer, pledge, hypothecate, charge or otherwise dispose of or subcontract any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing; (i) either party may assign its rights and obligations hereunder to an Affiliate of such party, but the original party will remain responsible and liable for such Affiliate's compliance with all of such original party's obligations hereunder, and, in the case of an assignment by Licensor, such Affiliate must be the owner of the Licensor Trademarks; and (ii) in the event Lifford (or an Affiliate of Lifford which is then a member of the Company) elects to dissolve the Company due to a breach by PEGI (or an Affiliate of PEGI which is then a member of the Company) of the Company Operating Agreement, Lifford (or such Affiliate) may cause the Company's rights hereunder to be assigned to Lifford (or to an Affiliate of Lifford), provided that the Company's rights under the this Agreement are assigned to the same assignee. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            13.3. Invalidity. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdictions.

            13.4. Waivers, Remedies Cumulative, Amendments, etc.

                  (a) No failure or delay by either party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise by either party hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

                  (b) Except as otherwise provided in this Agreement, the rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

                  (c) No provision of this Agreement may be amended, modified, waived, discharged or terminated, other than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach.

            13.5. Notices.

                  (a) All notices, requests, demands and other communications required to be given under this Agreement will conclusively be deemed to have been duly given: (i) when hand delivered, (ii) the next business day if sent by a generally recognized overnight courier service that provides written acknowledgment by the addressee of receipt, or (iii) when received

(with appropriate answerback), if sent by facsimile transmission or other generally accepted means of electronic transmission addressed as follows:

      If to Licensor to:               Playboy Entertainment Group, Inc.
                                       Attention:  President
                                       2706 Media Center Drive
                                       Los Angeles, CA 90065
                                       United States of America
                                       Fax Number:  (323) 276-4500

      with a copy to:                  Playboy Enterprises, Inc.
                                       Attention:  General Counsel
                                       680 North Lake Shore Drive
                                       Chicago, IL  60611
                                       United States of America
                                       Fax Number:  (312) 266-2042

      with a copy to:                  Business and Legal Affairs
                                       2706 Media Center Drive
                                       Los Angeles, CA 90065
                                       United States of America
                                       Fax Number: (323) 276-4502

      If to the Company:               Playboy TV - Latin America, LLC
                                       c/o Claxson Interactive Group Inc.
                                       Attention: Chairman and Chief Executive
                                       Officer
                                       1550 Biscayne Boulevard
                                       Ground Floor
                                       Miami, FL  33132
                                       Fax Number:  (305) 894-3606

      with a copy to:                  Claxson Interactive Group Inc.
                                       Attention:  General Counsel
                                       1550 Biscayne Boulevard
                                       Ground Floor
                                       Miami, FL  33132
                                       Fax Number:  (305) 894-4803

      with a copy to:                  Paul Berkowitz, Esq.
                                       Greenberg Traurig, P.A.
                                       1221 Brickell Avenue
                                       Miami, Florida 33131
                                       Fax Number: (305) 961-5685

or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

                  (b) All notices will be deemed given when received at the address(es) as provided in paragraph (a) above.

            13.6. Governing Law. ALL QUESTIONS WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PROVISIONS OF NEW YORK OR OF ANY OTHER JURISDICTION. The parties each hereby consent to the personal jurisdiction and venue in the state and federal courts sitting in the State of California.

            13.7. Entire Agreement. This Agreement, together with its attachments, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

            13.8. Rules of Construction.

                  (a) Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section.

                  (b) Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case will include all other appropriate tenses or cases.

                  (c) Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout the negotiation and execution of this Agreement who have carefully negotiated the provisions hereof.

            13.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            13.10. Relationship Between the Parties. This Agreement will not be construed to place the parties in the relationship of partners or joint venturers. The Company shall have no power to obligate or bind any or all of Licensor and its subsidiaries or Affiliates in any manner whatsoever except as expressly set forth in the Company Operating Agreement.

            13.11. Time Is of the Essence. Time will be of the essence with respect to each and every obligation of the Company and Licensor hereunder.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                       LICENSOR:

                                       PLAYBOY ENTERTAINMENT GROUP, INC.


                                       By:  /s/ F. Reid Nathan
                                            ------------------
                                       Name:F. Reid Nathan
                                       Title: VPBusiness & Legal Affairs

                                       COMPANY:


                                       PLAYBOY TV-LATIN AMERICA, LLC


                                       By:  /s/ Alejandro Iglesias
                                            ----------------------
                                       Name: Alejandro Iglesias
                                       Title:General Manager

                                 Schedule 2.1(a)

                                Existing Library

                                 Schedule 2.1(b)

                       2001 PTVLA New Programming Schedule

                                  Schedule 3.1

                               Licensor Trademarks

                                  Schedule 6.1

                               Delivery Materials


                                       43